Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Forms S-8 Nos. 333-103715 and 333-49127) pertaining to the Great Lakes Savings Plan of Chemtura Corporation of our report dated May 13, 2005, with respect to the 2004 financial statements and supplemental schedules of the Great Lakes Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Indianapolis, Indiana	/s/ Ernst & Young LLP
June 28, 2006